UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 4, 2015

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on March 4, 2015.  Of the 108,049,743 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 90,770,679 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.             To elect as Directors the ten nominees listed below and named in the Company’s Proxy Statement for one-year terms expiring in 2016.

Nominee	For	Against	Abstain	Broker Non-Vote
William L. Armstrong	77,071,846	4,672,244	473,528	8,553,061
Randy A. Foutch	79,251,381	2,654,112	312,125	8,553,061
Hans Helmerich	78,697,633	3,225,745	294,240	8,553,061
John W. Lindsay	79,529,633	2,389,261	298,724	8,553,061
Paula Marshall	79,625,120	2,302,177	290,321	8,553,061
Thomas A. Petrie	80,665,622	1,234,435	317,561	8,553,061
Donald F. Robillard, Jr.	80,523,323	1,382,156	312,139	8,553,061
Francis Rooney	80,608,273	1,300,953	308,392	8,553,061
Edward B. Rust, Jr.	78,997,308	2,745,801	474,509	8,553,061
John D. Zeglis	79,265,581	2,479,733	472,304	8,553,061

2.             To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2015.

For	Against	Abstain	Broker Non-Vote
88,029,675	2,173,650	567,354	0

3.                                      To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
80,160,052	1,655,744	401,822	8,553,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Jonathan M. Cinocca
Jonathan M. Cinocca
Corporate Secretary

DATE: March 5, 2015